Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form F-3 of our report dated April 28, 2023 with respect to the audited consolidated financial statements of Ebang International Holdings Inc. for the years ended December 31, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
June 6, 2023